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                                                                 Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the AXA Registration Statement on Form F-4 of our report dated March 15, 2000 which appears on Page F-1 of AXA's Annual Report on Form 20-F for the year ended December 31, 1999, as amended by Amendment No. 1 on Form 20-F/A filed with the SEC on October 12,
2000 to include "Item 18-Financial Statements" ("AXA 1999 Form 20-F"). We also consent to the incorporation by reference of our report on the Parent Company Condensed Financial Statements dated March 15, 2000, which appears as
Exhibit 27a to the AXA 1999 Form 20-F. We further consent to the references to us under the headings "Experts" and "Selected Historical Financial Data of AXA" in such Registration Statement.




Befec - Price Waterhouse

(Member of PricewaterhouseCoopers)



/s/ GERARD DANTHENY
Gerard Dantheny


Paris, France

November 21, 2000